UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2020

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 1.01  Entry into a Material Definitive Agreement.

On December 14, 2020, Aptevo Therapeutics Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (“Piper Sandler”). The Equity Distribution Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company may issue and sell through Piper Sandler, acting as sales agent, shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Company has no obligation to sell any Shares under the Equity Distribution Agreement. The sale of the Shares by Piper Sandler will be effected pursuant to and only upon the effectiveness of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2020 (the “Registration Statement”).

Pursuant to the Equity Distribution Agreement, each time the Company wishes to issue and sell Shares under the Equity Distribution Agreement (each, a “Placement”), it will notify Piper Sandler of the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”).

Upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of the Equity Distribution Agreement, Piper Sandler will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

Pursuant to the Equity Distribution Agreement, subject to the terms of the Placement Notice, Piper Sandler may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on The NASDAQ Capital Market, and in negotiated transactions or any other method permitted by law, subject to the prior written consent of the Company.  The Equity Distribution Agreement provides that Piper Sandler will be entitled to compensation for its services in an amount equal to 3.0% of the gross proceeds from each Placement.

The Equity Distribution Agreement will terminate upon the issuance and sale of all Shares under the Equity Distribution Agreement or upon the earlier termination thereof at any time by the Company or Piper Sandler upon notice to the other party.  Pursuant to the Equity Distribution Agreement, no Shares may be sold after the date which is three years after the Registration Statement is first declared effective by the Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Equity Distribution Agreement, dated December 14, 2020, between Aptevo Therapeutics Inc. and Piper Sandler & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: December 14, 2020	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer